EXHIBIT 10.2

AMENDMENT

TO

SEPTEMBER 2019 EXCHANGE AGREEMENT AND AMENDMENT TO FACILITY AGREEMENT

This AMENDMENT TO SEPTEMBER 2019 EXCHANGE AGREEMENT AND AMENDMENT TO FACILITY AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of December 17, 2019, is by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPDF”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPDF, the “Lenders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the September 2019 Exchange Agreement (as defined below).

RECITALS:

A. The Lenders own an aggregate of $62,423,000 principal amount of the Borrower’s 5.50% Senior Convertible Notes due 2021 (the “Indenture Notes”) issued pursuant to the Indenture, dated as of February 9, 2016 (the “Indenture”), between the Borrower and U.S. Bank National Association, as trustee under the Indenture (together with any successor thereto, the “Trustee”).

B. Pursuant to the September 2019 Exchange Agreement and Amendment to Facility Agreement (the “September Exchange Agreement”), dated as of September 3, 2019, among the Lenders and the Borrower, the Lenders have the right and option to exchange up to $27,000,000 principal amount of the Indenture Notes held by the Lenders for shares of Common Stock (based on an exchange price of at least $0.9494 per share of Common Stock) or shares of Series B-2 Preferred Stock of the Borrower in accordance with Annex I to the September Exchange Agreement.

C. Contemporaneously with the execution and delivery of this Agreement, the Borrower, the Lenders, Delaware Street Capital Master Fund, L.P. (“DSCM”) are entering into the December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants (the “December 2019 Exchange Agreement”), pursuant to which, among other things, the Lenders and DSCM are exchanging all of their Indenture Notes for Senior Secured Convertible Notes of the Borrower in substantially the form attached as an exhibit thereto. The Senior Secured Convertible Notes being issued to the Lenders pursuant to the December 2019 Exchange Agreement and the Facility Agreement are referred to herein as the “December 2019 Notes.” References herein to the “Facility Agreement” mean the Facility Agreement, as amended by the December 2019 Exchange Agreement.

D. Pursuant to this Agreement, the Borrower and the Lenders desire to provide the Lenders (and not, for the avoidance of doubt, either Non-Deerfield Lender) the right and option to exchange December 2019 Notes for shares of Common Stock (based on an exchange price of at least $0.60 per share of Common Stock) or shares of Series B-2 Preferred Stock of the Borrower substantially in accordance with the terms of Annex I to the September Exchange Agreement, as amended by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

OPTIONAL EXCHANGES

Section 1.01. Optional Exchanges. At any time and from time to time on or after the Effective Time (as defined in, and determined in accordance with, the December 2019 Exchange Agreement), the Lenders (and their assignees) shall have the right and option, but not the obligation, to exchange the principal amount of the December 2019 Notes or FA Notes (as defined in Exhibit A hereto) for shares of Common Stock or Series B-2 Preferred Stock in accordance with Annex I to the September Exchange Agreement, as amended and restated in accordance with Section 1.02 of this Agreement (any such exchange, an “Optional Exchange”). References to “Annex I” in this Agreement or, from and after the Effective Time, within the text of Annex I mean Annex I to the September Exchange Agreement, together with the schedules and exhibits thereto, as amended and restated in accordance with Section 1.02 of this Agreement. For the avoidance of doubt, nothing contained herein shall be deemed to limit or restrict the ability of either Lender to exercise its conversion rights under the Notes (as defined in Annex I). For the avoidance of doubt, as of the Effective Time, this Section 1.01 supersedes Section 1.02 of the September Exchange Agreement, which applied to Indenture Notes and shall no longer be effective from and after the Effective Time.

Section 1.02. Amended and Restated Annex I. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Effective Time, Annex I shall hereby be amended and restated to read in its entirety as set forth in Exhibit A.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Lenders. Each Lender, severally and not jointly, hereby represents and warrants to the Borrower as of the date of this Agreement and as of the Effective Time as follows:

(a) Organization and Good Standing. Such Lender is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. Such Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by such Lender and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Lender and no further action is required in connection herewith or therewith.

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(c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Lender and constitutes the valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Non-Contravention. The execution and delivery of this Agreement by such Lender and the performance by such Lender of its obligations hereunder, does not and will not (i) violate any provision of such Lender’s organizational documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Lender is subject, or by which any of such Lender’s Notes is bound or affected except, in each instance of clauses (i) and (ii) hereof, where such violation or conflict would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the ability of such Lender to timely perform its obligations under this Agreement.

(e) Exemption. Such Lender has held such Lender’s Indenture Notes of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower. Such Lender understands that the Option Exchange Shares (as defined in Annex I) and the shares of Common Stock issuable upon conversion of shares of Series B-2 Preferred Stock (the “Conversion Shares”) are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

(f) Accredited Investor/Qualified Institutional Buyer. Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Lender is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Such Lender understands the economic risk of its investment in the Option Exchange Shares and the Conversion Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Option Exchange Shares and the Conversion Shares.

(g) Information. Such Lender acknowledges and agrees that (i) such Lender has had the opportunity to review the Borrower’s SEC Reports (as defined below) and this Agreement (including the exhibits hereto), (ii) such Lender has had an opportunity to submit questions to the Borrower concerning the Borrower, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the potential Optional Exchanges (collectively, the “Transactions”), and has all information that it considers necessary in making an informed investment decision, (iii) such Lender has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions. Notwithstanding anything to the contrary contained herein, the rights and remedies available to such Lender, neither any such review nor any due diligence investigation conducted by such Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Lender’s right to rely on the representations, warranties, covenants and agreements of the Borrower contained in this Agreement and the September Exchange Agreement, as amended hereby.

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Section 2.02. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders as of the date of this Agreement and as of the Effective Time as follows:

(a) Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and Annex I and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Borrower and the consummation by it of the transactions contemplated hereby and by Annex I have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c) Consents and Filings. On or prior to the date hereof, the Borrower has filed the Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Preferred Stock (the “Certificate of Designation Amendment”) attached hereto as Exhibit B with the Secretary of State of the State of Delaware, and the Certificate of Designation Amendment has become, and is, effective. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or Annex I in accordance with the terms hereof or thereof, other than filing the Announcing 8-K Filing (as defined in the December 2019 Exchange Agreement) with the U.S. Securities and Exchange Commission (the “Commission”).

(d) Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and upon the filing of the Certificate of Designation Amendment, the Certificate of Designation, as amended by the Certificate of Designation Amendment (the “Certificate of Designation”), and any Option Exchange Shares comprised of shares of Series B-2 Preferred Stock will constitute the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(e) Non-Contravention. The execution and delivery of this Agreement by the Borrower and the performance by the Borrower of its obligations hereunder, under Annex I and under the Certificate of Designation do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than filing the Announcing 8-K Filing with the Commission, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the GPC License Agreement, or (vi) result in the creation or imposition of any Lien (as defined in the Facility Agreement) on any part of the properties or assets of the Borrower, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries (as defined in the Facility Agreement), taken as a whole, (b) the legality, validity or enforceability of any provision of this Agreement, Annex I or any other Transaction Document, (c) the ability of the Borrower to timely perform its obligations under this Agreement, Annex I or any other Transaction Document or (d) the rights and remedies of the Lenders under this Agreement, Annex I or any other Transaction Document. As of the date hereof, no Event of Default (as defined in the Indenture) under the Indenture exists and no Event of Default (as defined in the Facility Agreement) under the Facility Agreement exists, and, to the knowledge of the Borrower, no event has occurred, and no fact or circumstance exists, that, with or without notice, lapse of time or both would reasonably be expected to result in an Event of Default under either the Indenture or the Facility Agreement.

(f) Issuance of Option Exchange Shares. The Option Exchange Shares are duly authorized and, when issued in accordance with this Agreement and Annex I, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Conversion Shares issuable upon conversion of the Option Exchange Shares (to the extent consisting of Series B-2 Preferred Stock) are duly authorized and, when issued in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Borrower has reserved from its duly authorized capital stock 28,439,015 shares of Common Stock for issuance hereafter upon conversion of the Option Exchange Shares (to the extent consisting of Series B-2 Preferred Stock) and upon exchange of Notes in accordance with Annex I, in each case, free and clear of preemptive or similar rights. As of the date of this Agreement, there are 33,230,543 shares of Common Stock issued and outstanding.

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(g) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or Annex I. The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.02(g) that may be due in connection with the transactions contemplated hereby.

(h) Exemption from Registration. No registration under the Securities Act or any state securities laws is or will be required for the offer and issuance of the Option Exchange Shares by the Borrower to the Lenders as contemplated hereby or by Annex I or for the offer and issuance of the Conversion Shares by the Borrower to the Lenders as contemplated hereby and by the Certificate of Designation. The amendments and transactions contemplated hereby, including the issuance and sale of the Option Exchange Shares under this Agreement and Annex I and the issuance and sale of the Conversion Shares pursuant to the terms of the Certificate of Designation do not and will not contravene, or require stockholder approval pursuant to, the rules and regulations of The Nasdaq Stock Market LLC, as currently in effect. Assuming the Lender to which Option Exchange Shares or Conversion Shares are to be issued is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower (which the Borrower shall assume (and the applicable Lender shall be deemed to represent) unless such Lender has otherwise advised the Borrower in writing) and in reliance on such Lender’s representations contained in Section 2.01(e) hereof, the Conversion Shares and the Option Exchange Shares will be freely tradeable by such Lender without restriction or limitation (including volume limitation), pursuant to Rule 144 under the Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof. The Borrower has not paid or given (and will not pay or give), directly or indirectly, any commission or other remuneration for soliciting the exchange to be effected pursuant to this Agreement or otherwise in connection with the issuance and sale of any Option Exchange Shares or any Conversion Shares pursuant to this Agreement or the Certificate of Designation. The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act.

(i) No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause the offering and issuance of the Option Exchange Shares or the offering and issuance of any of the Conversion Shares to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of the Nasdaq GM and which would require stockholder approval for the issuance of any Option Exchange Shares or Conversion Shares.

(j) No Bad Actor Disqualification. None of the Credit Parties, any of its predecessors, any director, executive officer, other officer of any Credit Party participating in the offering of the Exchange Shares or the Conversion Shares, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of any Credit Party’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is

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defined in Rule 405 under the Securities Act) connected with any Credit Party at the time this representation is made, any placement agent or dealer participating in the offering of the Exchange Shares or the Conversion Shares and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Notes or the Conversion Shares (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Credit Party has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e). No Credit Party is any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer, sale and issuance of the Exchange Shares or the Conversion Shares.

(k) Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Option Exchange Shares and Conversion Shares and the Lenders’ ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Lenders as a result of the transactions contemplated by this Agreement, including the Borrower’s issuance of the Option Exchange Shares and Conversion Shares and the Lenders’ ownership of such securities.

ARTICLE III.

COVENANTS

Section 3.01. Reservation of Shares. On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue all of the Conversion Shares pursuant to the Certificate of Designation (without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation) or the Option Beneficial Ownership Cap (as defined in Annex I)) and shares of Common Stock in accordance with Annex I (without regard to the Option Beneficial Ownership Cap).

Section 3.02. Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the Option Exchange Shares and the Conversion Shares for, issuance and sale to the Lenders under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any of the Lenders.

Section 3.03. Listing. The Borrower has submitted an application for the listing of the Conversion Shares and the shares of Common Stock issuable in accordance with Annex I on the Nasdaq GM and will use its commercially reasonable efforts to secure such listing. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.03.

Section 3.04. Disclosure. In addition to the Borrower’s obligations under Section 4.04 of the December 2019 Exchange Agreement, the Announcing 8-K Filing (as defined in the December 2019 Exchange Agreement) shall describe all the material terms of the transactions contemplated by this Agreement, disclose the effectiveness of this Agreement and attach this Agreement (without redaction).

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Section 3.05. Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

ARTICLE IV.

CONDITIONS PRECEDENT.

Section 4.01. Conditions. The effectiveness of the amendments contemplated by Article I is subject to the occurrence of the Effective Time (as defined in the December 2019 Exchange Agreement) pursuant to the December 2019 Exchange Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.01. Entire Agreement. This Agreement together with Annex I and the other Transaction Documents constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Lenders and the Borrower with respect to the subject matter hereof.

Section 5.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and (i) prior to the Effective Time, each of the Lenders and (ii) following the Effective Time Lenders whose aggregate Pro Rata Exchange Limits exceed 50% of the aggregate Pro Rata Exchange Limits of all Lenders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Lenders or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that a Lender may assign its rights hereunder to an Affiliate of such Lender to which it transfers Notes, provided that (a) such Lender agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Borrower after such transfer or assignment; and (b) the Borrower is, after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the portion of such Notes with respect to which such rights are being transferred or assigned; provided, further, that an assignment of rights under Annex I shall be subject to the provisions of Section 3 thereof.

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Section 5.04. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.05. Reservation of Rights. None of the Lenders has hereby waived any of such Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to any of such Lender’s Notes.

Section 5.06. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement. Without limiting the foregoing, the Borrower shall take such action, and deliver such notices, documents, instruments and agreements as the Trustee may reasonably require to effectuate the exchange and surrender of Indenture Notes in accordance with this Agreement.

Section 5.07. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.08. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation. Unless otherwise indicated, references to “Transaction Documents” in this Agreement refer to Transaction Documents (as defined in the Facility Agreement), each as amended as of the Effective Date (as defined in the December 2019 Exchange Agreement), including as provided by this Agreement and the December 2019 Exchange Agreement.

Section 5.09. Reaffirmation. Other than as expressly provided in this Agreement, the execution and delivery of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of the Facility Agreement or any other Transaction Document or serve to effect a novation of the obligations thereunder. The Borrower, as issuer, debtor, grantor, pledger, mortgagor, guarantor or assignor, or in other any other similar

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capacity in which it grants liens or security interests in its property hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents and (iii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations (as defined in the Facility Agreement) under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and Liens as provided in the Transaction Documents and confirms and agrees that such security interests and Liens continue to secure all of the currently outstanding or future Obligations (as amended hereby) on the terms and conditions of the Transactions Documents (for the avoidance of doubt, as amended as of the date of this Agreement (including as provided in this Agreement)). The Borrower hereby consents to this Agreement and acknowledges that each of this Agreement and Annex I is a Transaction Document and that each of the other Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed; provided that, nothing in this Section 5.11 shall obligate the Borrower to restate, or be considered to be a restatement of, the representations of the Borrower contained in Article 3 of the Facility Agreement as of the Effective Date. Any reference in the Transaction Documents to “hereunder,” “hereof,” “herein,” or words of like import referring to such agreement shall refer to such Transaction Document as amended as of the Effective Date (including as provided in this Agreement).

Section 5.10. Termination. Except to the extent otherwise agreed in writing by the Lenders prior to the Effective Time, this Agreement shall terminate and be of no further force or effect if any of the conditions set forth in Article IV are not satisfied or waived by the Lenders on or prior to December 18, 2019. If this Agreement is terminated as a result of the foregoing sentence of this Section 5.09, then Annex I of the September Exchange Agreement shall remain in full force and effect, without giving effect to the amendments set forth in this Agreement.

Section 5.11. Independent Nature of Lenders. The obligations of each Lender under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement or any other Transaction Document. Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder and under the other Transaction Documents.

Section 5.12. Incorporation by Reference. In addition to any other provision of the September Exchange Agreement incorporated herein by reference as set forth above, the provisions of Sections 7.04 (Notices), 7.05 (Applicable Law; Consent to Jurisdiction), 7.07 (No Third Party Beneficiaries), 7.09 (Effect of Headings) and 7.10 (Severability) are incorporated by reference herein and made applicable to this Agreement, mutatis mutandis. Such incorporation and such provisions and definitions shall survive any termination of the September 2019 Exchange Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer

[Signature Page To Amendment To September 2019 Exchange Agreement And Amendment To Facility Agreement]

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page To Amendment To September 2019 Exchange Agreement And Amendment To Facility Agreement]

Exhibit A

Amended and Restated Annex I

Amended and Restated Annex I

This is Annex I to the September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of September 3, 2019, by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPDF”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPDF, the “Lenders”) (the “Exchange Agreement”), as amended and restated pursuant to the Amendment to September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of December 17, 2019 (the “Amendment”). Capitalized terms used but not defined in this Annex I have the meanings given to them in the Amendment.

If either Lender elects to exchange all or any portion of such Lender’s Notes (subject to the Pro Rata Exchange Limit) pursuant to an Optional Exchange, the following terms shall apply.

1. Definitions. For purposes of this Annex I, the following terms shall have the following meanings:

(a) “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Lender will be deemed to be an Affiliate of such Lender.

(b) “Agreement Date” means December 17, 2019.

(c) “Bloomberg” means Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and designated by the Borrower and the Lenders.

(d) “Common Stock” means the common stock, par value $0.0001 per share, of the Borrower.

(e) “Common Stock Exchange Price” means, as of any Exchange Date or other date of determination, the greater of (A) the arithmetic average of the Volume Weighted Average Price of the Common Stock on each of the fifteen (15) Trading Days immediately preceding the Exchange Date (the “Measurement Period”); provided, that in the event that a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the outstanding shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares (a “Stock Event”) is consummated during the Measurement Period, the Volume Weighted Average Price for all Trading Days during the Measurement Period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event and (B) $0.60, subject to appropriate adjustment for any Stock Event that occurs on or after the Agreement Date.

(f) “December 2019 Notes” means the Senior Secured Convertible Notes, originally issued pursuant to the Facility Agreement on December 18, 2019 (as the same previously has been and in the future may be amended, modified, restated or otherwise supplemented from time to time) to Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. pursuant to the December 2019 Exchange Agreement, together with any Senior Secured Convertible Note issued in replacement or substitution therefor.

(g) “Dollars” or “$” means United States Dollars.

(h) “Effective Date” means the date on which the Effective Time (as defined in the December 2019 Exchange Agreement) occurs.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Exchange Amount” means, in respect of any exchange of Notes in accordance with this Annex I, the aggregate principal amount of the Notes to be exchanged.

(k) “Exchange Date” means the date of delivery via facsimile or electronic mail of an Exchange Notice.

(l) “Exchange Price” means, as of any Exchange Date or other date of determination, (A) in respect of any Exchange (as defined below) of the Notes (or portion thereof) for shares of Common Stock, the Common Stock Exchange Price, and (B) in respect of any Exchange of the Notes (or portion thereof) for Series B-2 Preferred Shares, the Series B-2 Exchange Price.

(m) “Exchange Trigger Period” means the period commencing on and including December 18, 2019 and ending on the first date on which none of the Notes held by the Lenders remain outstanding.

(n) “FA Note” means the Amended and Restated Senior Secured Convertible Note issued pursuant to the Facility Agreement on June 2, 2014, as amended and restated pursuant to the December 2019 Exchange Agreement, together with any Senior Secured Convertible Note issued in replacement or substitution therefor.

(o) “Notes” means the December 2019 Notes and the FA Note, collectively.

(p) “Option Exchange Share Cap” means 28,439,015 shares of Common Stock, as appropriately adjusted for any Stock Event.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r) “Principal Market” means the Nasdaq Global Market (or any successor thereto) or if the Common Stock ceases to be listed on the Nasdaq Global Market (or any successor thereto), then Principal Market shall mean the principal securities exchange or trading market for the Common Stock.

(s) “Pro Rata Exchange Limit” means, as of any time of determination during the Exchange Trigger Period, with respect to each Lender, (A) the aggregate number of shares of Common Stock set forth opposite such Lender’s name on Schedule A-1 hereto, less (B) a number of shares of Common Stock equal to the sum of (1) the aggregate number of shares of Common Stock previously issued to such Lender in Exchanges, or upon conversion of any shares of Series B-2 Preferred Stock previously issued to such Lender in Exchanges, plus (2) the aggregate number of Underlying Shares (as defined below) then issuable to such Lender.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Series B-2 Exchange Price” means the Stated Value (as defined in the Series B-2 Certificate of Designation).

(v) “Series B-2 Preferred Shares” means shares of the Series B-2 Preferred Stock.

(w) “Shares” means Series B-2 Preferred Shares or shares of Common Stock.

(x) “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the date the applicable Exchange Notice (as defined below) is received or deemed received by the Borrower.

(y) “Trading Day” means any day on which trading occurs on the Principal Market or other securities markets in the United States.

(z) “Underlying Shares” means, with respect to each Lender as of any time of determination, a number of shares of Common Stock equal to (x) the aggregate stated value of any outstanding shares of Series B-2 Preferred Stock held by such Lender at such time (or, for purposes of Section 2(e)(ii), shares of Series B-2 Preferred Stock issued to such Lender upon an Exchange), divided by (y) $0.60, subject to adjustment as provided in the Series B-2 Certificate of Designation.

(aa) “Volume Weighted Average Price” means, for the Common Stock as of any Trading Day, the volume weighted average sale price of the Common Stock on the Principal Market as reported by Bloomberg.

2. Exchange Rights. The Notes may be exchanged for shares of Common Stock or Series B-2 Preferred Shares on the terms and conditions set forth in this Section 2.

(a) Exchange at Option of each Lender. Subject to Section 2(e) of this Annex I, at any time and from time to time during the Exchange Trigger Period, each Lender shall be entitled to exchange (an “Exchange”) the Notes (the “Exchanged Notes”) held by such Lender (or any portion thereof) for fully paid and non-assessable shares of Common Stock or, at the election of such Lender, fully paid and non-assessable Series B-2 Preferred Shares (collectively, the “Option Exchange Shares”) at the Exchange Rate (as defined in Section 2(b) of this Annex I) (an “Exchange”). The Borrower shall not issue any fraction of a share of Common Stock upon any Exchange (but may issue fractional Series B-2 Preferred Shares). If the issuance would result in the issuance of a fraction of a share of Common Stock, then the Borrower shall round such fraction of a share up or down to the nearest whole share (with 0.5 rounded up).

(b) Exchange Rate. The number of Option Exchange Shares issuable upon an Exchange of a Note (or portion thereof) pursuant to Section 2 of this Annex I shall be determined according to the following formula (the “Exchange Rate”):

Exchange Amount
Exchange Price

(c) Mechanics of Exchange. The Exchange of the Notes shall be conducted in the following manner:

(i) Lender’s Delivery Requirements. To exchange a Note (or any portion thereof) for Option Exchange Shares on any date, the applicable Lender shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed exchange notice in the form attached hereto as Exhibit A (the “Exchange Notice”) to the offices of the Borrower, at 1180 Celebration Blvd., Suite 103, Celebration, FL 34747, Attention: R. LaDuane Clifton, Chief Financial Officer, Fax: (321) 250-3698, E-mail: lclifton@kempharm.com, or such other address, facsimile number or email address as the Borrower may designate in writing. Notwithstanding anything to the contrary set forth herein, in connection with any Lender’s exchange of a Note (or portion thereof), pursuant hereto, such Lender shall not be required to physically surrender the applicable Note to the Borrower unless the entire principal amount thereof is being exchanged. Each Lender and the Borrower shall maintain records showing the principal amount of Notes exchanged by such Lender hereto, the dates of any such exchanges by such Lender (and also, for the avoidance of doubt, any conversions of the Notes by such Lender) and the number of shares of Common Stock and Series B-2 Preferred Stock issued pursuant hereto or shall use such other method, reasonably satisfactory to such Lender and the Borrower so as not to require physical surrender of any Note upon any partial exchange. For the avoidance of doubt, each Lender shall have the right to deliver an Exchange Notice that provides for the issuance of both shares of Common Stock and shares of Series B-2 Preferred Stock.

(ii) Borrower’s Response. Upon receipt or deemed receipt by the Borrower of a copy of an Exchange Notice from a Lender, the Borrower (I) shall as soon as practicable send, via electronic mail, a confirmation of receipt of such Exchange Notice to such Lender and the Borrower’s designated transfer agent (the “Transfer Agent”), if applicable, which confirmation shall constitute an instruction to any such Transfer Agent to process such Exchange Notice in accordance with the terms herein and (II) within the Standard Settlement Period following the date of receipt or deemed receipt by the Borrower of such Exchange Notice (the “Share Delivery Date”), (A) in respect of the number Option Exchange Shares (if any) comprised of shares of Common Stock, credit such aggregate number of shares of Common Stock to which such Lender shall be entitled in connection with such Exchange Notice, to the account of the Lender’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, or (B) in respect of the number of Option Exchange Shares comprised of Series B-2 Preferred Shares (if any), issue and deliver to the address specified in the Exchange Notice, a stock certificate, registered in the name of the Lender (or its nominee) or such other persons as designated by the Lender, for the number of Series B-2 Preferred Shares to which the Lender shall be entitled in connection with such Exchange Notice. Provided that the Lender to which Option Exchange Shares are to be issued represents that (x) as of the date of delivery of the applicable Exchange Notice it is not, and for a period of three (3) months prior to such date has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower, and (y) the Note being converted has not been held by such an affiliate within the six (6)-month period immediately preceding the date of such Exchange Notice, the Option Exchange Shares shall not be subject to restrictions on transfer, and shall not bear any legend or be subject to any stop transfer or similar instruction. For the avoidance of doubt, by delivering an Exchange Notice, a Lender shall be deemed to have made the representations contemplated by the immediately preceding sentence, unless the applicable Lender otherwise indicates in such Exchange Notice. All interest in respect of the principal amount of the Exchange Notes to which an Exchange Notice relates that has accrued and is unpaid through the date the applicable Option Exchange Shares are delivered hereunder shall be paid by the Borrower in kind by adding the amount of such interest to the then outstanding principal amount of the Note to which the applicable Exchange related.

(iii) Dispute Resolution. In the case of a dispute between the Borrower and a Lender as to the determination of the Exchange Price or the arithmetic calculation of the Exchange Rate, the Borrower shall issue, or instruct the Transfer Agent to issue, as applicable, to such Lender the number of Option Exchange Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to such Lender via facsimile and email within two (2) Business Days of receipt or deemed receipt of such Lender’s Exchange Notice or other date of determination. If such Lender and the Borrower are unable to agree upon the determination of the Exchange Price or arithmetic calculation of the Exchange Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to such Lender, then the Borrower shall promptly (and in any event within two (2) Business Days) submit via facsimile or email (A) the disputed determination of the Exchange Price to an independent, reputable investment banking firm agreed to by the Borrower and the Lender to which such dispute relates, or (B) the disputed arithmetic calculation of the Exchange Rate to the Borrower’s independent registered public accounting firm, as the case may be. The Borrower shall use commercially reasonable best efforts to direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Borrower and the Lender to which such dispute relates of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties to such dispute absent manifest error. The fees and expenses of such investment bank or accounting firm shall be paid by the Borrower.

(iv) Record Holder. The person or persons entitled to receive the Option Exchange Shares issuable upon an Exchange of a Note (or portion thereof) hereunder shall be treated for all purposes as the legal and record holder or holders of such Option Exchange Shares upon delivery of the Exchange Notice in respect of such Exchange, or in the case of Option Exchange Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii) of this Annex I, the first Business Day after the resolution of such bona fide dispute; provided that the principal amount of the Notes subject to such dispute shall continue to bear interest until the date such Option Exchange Shares are actually issued to the applicable Lender.

(v) Borrower’s Failure to Timely Exchange.

(A) Cash Damages. If, on or before the Share Delivery Date, the Borrower shall fail to issue and deliver to the applicable Lender in accordance with Section 2(c)(ii) of this Annex I the number of Option Exchange Shares (free of any restrictive legend or stop transfer instructions) to which such Lender is entitled upon its Exchange of any Exchange Amount, then in addition to all other available remedies that such Lender may pursue hereunder, then the Borrower shall pay as partial liquidated damages to such Lender for each 30-day period (prorated for any partial period) after the Share Delivery Date such Exchange is not timely effected an amount equal to one percent (1%) of the Exchange Amount. Notwithstanding anything to the contrary contained herein (and in addition to the remedies set forth herein), to the extent that the Borrower shall fail to issue and deliver Option Exchange Shares to the applicable Lender prior to the applicable Share Delivery Date, the principal amount of the Notes to which such failure relates shall continue to bear interest until the date such Option Exchange Shares are actually issued to the applicable Lender. If the Borrower fails to pay the additional damages set forth in this Section 2(c)(v)(A) of this Annex I or interest that accrues in accordance with the immediately preceding sentence or Section 2(c)(iv), in each case, within five (5) Business Days of the date incurred, then the Lender entitled to such payments shall have the right at any time, so long as the Borrower continues to fail to make such payments, to require the Borrower, upon written notice, to immediately issue, in lieu of such damages or interest payments described herein, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described in this Section 2(c)(v)(A) of this Annex I divided by (Y) the Common Stock Exchange Price in effect on such Exchange Date.

(B) Void Exchange Notice. If for any reason a Lender has not received all of the Option Exchange Shares prior to the tenth (10th) Business Day after the Share Delivery Date (a “Exchange Failure”), then such Lender, upon written notice to the Borrower (a “Void Exchange Notice”) delivered prior to the receipt of such Option Exchange Shares, may void such applicable Exchange with respect to, and retain or have returned, as the case may be, any portion of the Notes that have not been exchanged pursuant to the applicable Exchange Notice; provided, that the voiding of such Exchange shall not affect the Borrower’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) of this Annex I or otherwise.

(d) Taxes. The Borrower shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of each Lender) that may be payable with respect to the issuance and delivery of Option Exchange Shares upon the Exchange of Notes (or any portion thereof) hereunder.

(e) Limitations on Exchange.

(i) Option Beneficial Ownership Cap. The Borrower shall not issue to a Lender, and a Lender may not acquire, a number of shares of Common Stock upon Exchange of such Lender’s Notes pursuant to this Annex I to the extent that, upon such Exchange, the number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other Persons or entities whose beneficial ownership of the Common Stock would be aggregated with such Lender for the purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Lender is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth in this Section 2(e)(i)) would exceed 4.985% of the total number of the shares of the Common Stock then issued and outstanding (the “Option Beneficial Ownership Cap”); provided, that the Option Beneficial Ownership Cap shall not apply to the extent that shares of Common Stock are not deemed to constitute “equity securities” pursuant to Rule 13d-1(i) under the Exchange Act. Each Lender hereby agrees that delivery by a Lender of an Exchange Notice that provides for the exchange of a Note (or any portion thereof) for Common Stock shall constitute a representation by such Lender that the issuance of shares of Common Stock in accordance with such Exchange Notice will not cause such Lender (together with such Lender’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with such Lender’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission) to beneficially own a number of shares of Common Stock in excess of the Option Beneficial Ownership Cap. For purposes of the foregoing representation, the number of shares of Common Stock beneficially owned by such Lender and its Affiliates shall include the number of shares of Common Stock issuable upon exchange of the Note (or portion thereof) subject to the Exchange Notice with respect to which such representation is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exchange pursuant to this Annex I of the remaining, unexchanged Notes beneficially owned by such Lender and (B) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock or any other securities of the Borrower subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein (including any warrants) beneficially owned by such Lender or any of its Affiliates. Except as set forth in the preceding sentence, for purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes hereof, in determining the number of outstanding shares of Common Stock, a Lender may rely on the number of outstanding shares of Common Stock as stated in the Borrower’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Borrower with the Commission subsequent thereto. In addition, if in response to a request by a Lender (which may be via electronic mail), the Borrower confirms in writing via electronic mail to such Lender the number of shares of Common Stock then outstanding, each Lender shall be entitled to rely upon such confirmation. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion, exercise or exchange of securities of the Borrower, including shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, by such Lender or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported or reported to such Lender by the Borrower in accordance with the foregoing, whichever is later.

(ii) Pro Rata Exchange Limit. Notwithstanding anything to the contrary contained herein, the Notes shall not be exchangeable by a Lender pursuant to this Annex I, and the Borrower shall not issue Option Exchange Shares to such Lender upon any Exchange pursuant to this Annex I, to the extent that the number of shares of Common Stock to be issued in such Exchange, and/or the number of Underlying Shares in respect of the Series B-2 Preferred Stock to be issued in such Exchange (as applicable), to such Lender, would exceed such Lender’s Pro Rata Exchange Limit (provided, for the avoidance of doubt, that the Borrower shall exchange the maximum amount of Notes set forth in the applicable Exchange Notice that may be exchanged into Option Exchange Shares without so exceeding such Lender’s Pro Rata Exchange Limit, subject, in the case of Option Exchange Shares comprised of Common Stock, to the Option Beneficial Ownership Cap, as applicable). Notwithstanding anything to the contrary contained herein, the aggregate number of shares of Common Stock issued as, or issuable upon conversion of, the Option Exchange Shares issued in all Exchanges under this Annex I shall not exceed the Option Exchange Share Cap.

3. Assignment. The rights of the Lenders under this Annex I shall not be assignable by any Lender without the prior written consent of the Borrower, except that a Lender may assign its rights under this Annex I, in whole or in part, without the consent of the Borrower to an Affiliate of such Lender to which it transfers or assigns all or any portion of such Lender’s Notes, provided that (a) such Lender agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Annex I, and a copy of such agreement is furnished to the Borrower after such transfer or assignment; and (b) the Borrower is, after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the portion of such Lender’s Pro Rata Exchange Limit with respect to which such rights are being transferred or assigned. Upon any such assignment or transfer, the definition of “Pro Rata Exchange Limit” shall be appropriately adjusted and Schedule A-1 shall be appropriately updated to reflect such assignment.

Schedule A-1

Lender	Pro Rata Exchange Limit

Deerfield Private Design Fund III, L.P.	23,699,179 shares of Common Stock

Deerfield Special Situations Fund, L.P.	4,739,836 shares of Common Stock

Total	28,439,015 shares of Common Stock

Exhibit A

EXCHANGE NOTICE

Reference is made to (i) the Senior Secured Convertible Notes (the “December 2019 Notes”) of KEMPHARM, INC., a Delaware corporation (the “Company”), originally issued on December 18, 2019, (ii) the Amended and Restated Senior Secured Convertible Note issued pursuant to the Facility Agreement, dated as of June 2, 2014, as amended and restated pursuant to the December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants, dated as of December 17, 2019 among the Company, Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P. and Delaware Street Capital Master Fund, L.P., together with any Senior Secured Convertible Note issued in replacement or substitution therefor (the “FA Note” and, together with the December 2019 Notes, the “Notes”), and (iii) the Amendment to September 2019 Exchange Agreement and Amendment to Facility Agreement (the “Exchange Agreement”), dated as of December 17, 2019, among the Company, Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. In accordance with and pursuant to the Exchange Agreement, the undersigned hereby elects to exchange the Exchange Amount (as defined in Annex I to the Exchange Agreement) of Notes indicated below for shares of the Company, as of the date specified below.

Date of Exchange:

Aggregate Exchange Amount to be exchanged at the Exchange Price (as defined in the Exchange Agreement):

For shares of Common Stock:

For shares of Series B-2 Preferred Stock:

Please confirm the following information:

Exchange Price:

For the portion being exchanged for Common Stock:

For the portion being exchanged for Series B-2 Preferred Stock: $1,000

Number of shares of to be issued:

Common Stock:

Series B-2 Preferred Stock:

Please issue the shares of Common Stock and/or Series B-2 Preferred Stock for which the Notes are being exchanged in the following name and to the following address:

☐	Deposit/Withdrawal at Custodian (“DWAC”) system; or

☐	Physical Certificate

Issue to:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

Unless otherwise indicated below, by delivering this Exchange Notice the undersigned represents that (i) it is not as of the date hereof (the “Exchange Date”), and for a period of three (3) months prior to the Exchange Date has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act of 1933, as amended) of the Company, and (ii) the Notes being exchanged hereby have not been held by such an affiliate within the six (6)-month period immediately preceding the Exchange Date.

[HOLDER]

Exhibit B

Amendment to Series B-2 Certificate of Designation

[Included as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on December 18, 2019]